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                                                                      EXHIBIT 10
                            SHARE EXCHANGE AGREEMENT


         This SHARE EXCHANGE AGREEMENT ("Agreement"), dated February 28, 2001, is made between Omega Worldwide, Inc., a Maryland corporation ("Company"), and Omega Healthcare Investors, Inc, a Maryland corporation ("OHI").

         WHEREAS, OHI and the Company wish to exchange shares of Series B Preferred Stock of the Company, par value $1.00 per share ("Series B Preferred Stock") for shares of Series C Preferred Stock of the Company, par value $1.00 per share ("Series C Preferred Stock") with a conversion rate of one (1) share of Series C Preferred Stock for every one (1) share of Series B Preferred Stock.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

                  SECTION 1    Representations of OHI.

         1.1 OHI owns 260,000 shares of Series B Preferred Stock free and clear of all liens, security interests, charges and encumbrances.

         1.2 OHI is a corporation duly organized, existing and in good standing under the laws of Maryland and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. OHI has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

         1.3 The execution and delivery by OHI of this Agreement, exchange of the Series B Preferred Stock for Series C Preferred Stock hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by OHI, do not and shall not: (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge, or encumbrance upon OHI's stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or
(vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Charter or Bylaws of OHI, or any law, statute, rule or regulation to which OHI is subject or any material agreement, instrument, order, judgment, or decree to which OHI is subject or a party.

                  SECTION 2.    Representation of the Company.


         2.1 The Company has reserved and authorized for issuance 260,000 shares of Series C Preferred Stock and, upon issuance, such shares will be fully paid and nonassessable.

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         2.2 The Company is a corporation duly organized, existing and in good standing under the laws of Maryland and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

         2.3 The execution and delivery by the Company of this Agreement, exchange of the Series B Preferred Stock, and issuance of the Series C Preferred Stock hereunder, the issuance of the Common Stock upon conversion of the Series C Preferred Stock, the filing of the Series C Preferred Stock Articles Supplementary and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not: (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge, or encumbrance upon the Company's capital stock or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Charter or Bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject or any material agreement, instrument, order, judgment, or decree to which the Company is subject or a party.

                  SECTION 3.    Transfer and Exchange.


         3.1 The Company hereby acknowledges receipt from the undersigned of the Series B Preferred Stock Certificate attached hereto representing 260,000 shares of Series B Preferred Stock.

         3.2 OHI hereby acknowledges receipt from the Company of the Series C Preferred Stock Certificate attached hereto representing 260,000 shares of Series C Preferred Stock.

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   IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                        OMEGA WORLDWIDE, INC.


                                        By:     /s/ James P. Flaherty
                                            -------------------------------
                                        Name:   James P. Flaherty
                                        Title:  President


                                        OMEGA HEALTHCARE INVESTORS, INC.


                                        By:     /s/ Susan A. Kovach
                                            ------------------------------
                                        Name:   Susan A. Kovach
                                        Title:  Vice President




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